UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2023

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission6 File Number)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RWT	New York Stock Exchange
10% Series A Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share	RWT PRA	New York Stock Exchange

Item 5.02.	Election of Directors.

On November 2, 2023, the Board of Directors of Redwood Trust, Inc. (the “Company”) announced that Doneene K. Damon has joined the Board of Directors, to fill the vacancy created by the Board’s decision to increase the size of the Board from eight directors to nine. Ms. Damon has been appointed to serve on the Board’s Compensation Committee and Governance and Nominating Committee.

Ms. Damon is a practicing attorney as a Director of Richards, Layton & Finger, P.A., a multi-disciplinary law firm based in Wilmington, Delaware, which she joined in 1992. Ms. Damon served as the President of Richards, Layton & Finger from 2019 to 2022, and currently serves as Chair of the firm’s Corporate Trust and Agency Services Group and as Chief Diversity Director. Ms. Damon also currently serves on the Board of Directors of Brown Advisory Delaware Trust Company and as a board member of the Structured Finance Association, the Forum of Executive Women, and the Delaware Business Roundtable. Ms. Damon’s commitment to public service and nonprofit organizations includes current or past service as a member of Delaware’s Judicial Nominating Commission, the Delaware Prosperity Partnership, and the Delaware Bench and Bar Diversity Project. Ms. Damon previously served as the Chair of the Board of Directors of Christiana Care Health System, Inc. and Health Services, Inc., and she currently serves on the Board of Directors of St. Joseph’s University and is a member of the Board of Visitors of Temple University’s Beasley School of Law and a member of the Board of Visitors of St. Joseph’s HAUB School of Business. Ms. Damon holds a B.S. in Accounting from St. Joseph’s University in Philadelphia and a J.D. from Temple University’s School of Law.

Ms. Damon will receive compensation for her service as a director as described in the summary of compensation arrangements for non-employee directors set forth in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders, a copy of which was filed with the SEC on March 31, 2023, including a pro-rated amount of such compensation for service from November 2, 2023 through the date of the Company’s 2024 Annual Meeting of Stockholders.

In connection with the appointment of Ms. Damon as a director, the Company will enter into an indemnification agreement with Ms. Damon, which generally requires the Company to indemnify and to advance expenses to Ms. Damon to the maximum extent permitted by Maryland law. A copy of this form of indemnification agreement is filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on November 16, 2009.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated November 2, 2023

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2023	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
		Name:	Andrew P. Stone
		Title:	Executive Vice President, Chief Legal Officer, and Secretary